Exhibit 99.2

DA32 Life Science Tech Acquisition Corp., Sponsored by Deerfield, ARCH Venture Partners and Section 32,

Announces Closing of $200 Million Initial Public Offering

NEW YORK, July 30, 2021 – DA32 Life Science Tech Acquisition Corp. (the “Company”) announced today the closing of its initial public offering of 20,000,000 shares of Class A common stock at a price of $10.00 per share. The Class A common stock began trading on The Nasdaq Capital Market (“Nasdaq”) on July 28, 2021, under the ticker symbol “DALS”.

The Company, sponsored by affiliates of Deerfield Management Company, L.P. (“Deerfield”), ARCH Venture Partners (“ARCH”) and Section 32, is led by Steven Kafka, PhD., who will serve as chief executive officer and director. Dr. Kafka is currently a managing partner at Section 32. Dr Andrew ElBardissi, a partner with Deerfield, and Keith Crandell, co-founder and managing director of ARCH, will also serve as directors representing the sponsors.

DA32 Life Science Tech Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has assembled a seasoned executive team, board of directors and strategic advisors who individually and collectively bring experience in investing, scaling and commercializing important life sciences tools, diagnostics, and data and analytics platforms to improve human health. While the Company may pursue a business combination target in any business or industry, the Company intends to capitalize on the complementary strengths and operating experience of its management team, board and advisors to identify promising opportunities in the life science technology sector.

J.P. Morgan Securities LLC and Cowen and Company, LLC served as joint bookrunning managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 shares of Class A common stock at the initial public offering price to cover over-allotments, if any.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204 or by email at prospectus-eq_fi@jpmchase.com; or from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by emailing PostSaleManualRequests@broadridge.com, or by telephone: (833) 297-2926.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 27, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Chris Wolfe

(212) 551-1600

chris.wolfe@dfphealthcare.com

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